Exhibit 23.1


                         Consent of Independent Auditors

Board of Directors
REGI U.S., Inc.

We consent to the use of our report dated August 7, 2001 on the financial statements of REGI U.S., Inc. as of April 30, 2001 that are included in the Form 10-KSB, which is included, by reference in the Company's Form S-8.

Dated this 13th day of August, 2001.

MANNING  ELLIOTT
Chartered  Accountants

/s/  Manning  Elliott


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